Exhibit 10.1
Execution Version

EXCHANGE AGREEMENT
among
BEAZER HOMES USA, INC.
and
TABERNA PREFERRED FUNDING V, LTD.,
TABERNA PREFERRED FUNDING VII, LTD.,
and
TABERNA PREFERRED FUNDING VIII, LTD.
Dated as of January 15, 2010

EXCHANGE AGREEMENT
     THIS EXCHANGE AGREEMENT, dated as of January 15, 2010 (this “Agreement”), is entered into by and among BEAZER HOMES USA, INC., a Delaware corporation (the “Company”), and TABERNA PREFERRED FUNDING V, LTD. (“Taberna V”), TABERNA PREFERRED FUNDING VII, LTD. (“Taberna VII”), and TABERNA PREFERRED FUNDING VIII, LTD. (“Taberna VIII”, and together with Taberna V and Taberna VII, collectively, “Taberna” or the “Taberna Entities”).
RECITAL:
     A. Reference is made to (i) that certain Junior Subordinated Indenture dated as of June 15, 2006 (the “Existing Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, National Association (“BNYM”) (as successor to JPMorgan Chase Bank, National Association,) as trustee (the “Existing Indenture Trustee”).
     B. Reference is made to (i) that certain Amended and Restated Trust Agreement dated as of June 15, 2006 (the “Trust Agreement”), by and among the Company, as depositor, BNYM (successor to JPMorgan Chase Bank, National Association, as property trustee) (the “Property Trustee”), The Bank of New York (Delaware) (as successor to Chase Bank USA, National Association, as Delaware trustee) (the “Delaware Trustee”), and the respective administrative trustees named therein.
     C. Beazer Homes Capital Trust I (“Trust I”) is the holder of the Junior Subordinated Notes due 2036 in the original aggregate principal amount of $103,093,000 issued by the Company pursuant to the Existing Indenture (“Existing Subordinated Notes”).
     D. Pursuant to the Trust Agreement, Trust I issued one or more Preferred Securities Certificates (as such term is defined in the Trust Agreement) in the aggregate liquidation amount of One Hundred Million Dollars ($100,000,000) (the “Original Security”), which Original Security is a global security.
     E. Taberna V, Taberna VII and Taberna VIII are the holders of $75,000,000 in aggregate liquidation amount of the Original Security (the “Original Holdings”).
     F. Simultaneously herewith, the Company and Wilmington Trust Company, as trustee (the “New Indenture Trustee”) have entered into that certain Junior Subordinated Indenture (the “New Indenture”) pursuant to which Company proposes to issue Seventy Five Million Dollars ($75,000,000) in aggregate principal amount of the Junior Subordinated Notes due 2036 of the Company as follows (collectively, the “Securities”):
(i)	Junior Subordinated Note due 2036 in the original principal amount of $25,000,000 issued by the Company to Taberna V (registered in the name of Embassy & Co., as nominee of U.S. Bank, National Association in its capacity as CDO Trustee with respect to Taberna V) , a copy of which is attached hereto as Exhibit B-1 (“Note 1”);

(ii)	Junior Subordinated Note due 2036 in the original principal amount of $25,000,000 issued by the Company to Taberna VII (registered in the name of Hare & Co., as nominee of BNYM in its capacity as CDO Trustee with respect to Taberna VII), a copy of which is attached hereto as Exhibit B-2 (“Note 2”); and

(iii)	Junior Subordinated Note due 2036 in the original principal amount of $25,000,000 issued by the Company to Taberna VIII (registered in the name of Hare & Co., as nominee of BNYM in its capacity as CDO Trustee with respect to Taberna VIII), a copy of which is attached hereto as Exhibit B-3 (“Note 3”).
     G. On the terms and subject to the conditions set forth in this Agreement, the Company and Taberna have agreed to exchange the Original Holdings for the Securities.
     NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:
     1. Definitions. This Agreement, the New Indenture and the Securities and all documents executed and delivered in connection with the foregoing are collectively referred to herein as the “Operative Documents.” All other capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed thereto in the New Indenture.
     “Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §§101 et seq., as amended.
     “Benefit Plan” means an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code or any entity whose assets include (for purposes of U.S. Department of Labor Regulations Section 2510.3-101 or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
     “BNYM” has the meaning set forth in the Recitals.
     “CDO Trustee” has the meaning set forth in Section 2(b)(i).
     “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under it.
     “Closing Date” has the meaning set forth in Section 2(b).
     “Closing Room” has the meaning set forth in Section 2(b).
     “Company” has the meaning set forth in the introductory paragraph hereof.
     “Company Counsel” has the meaning set forth in Section 3(b).
     “Commission” has the meaning set forth in Section 4(v).
     “Delaware Trustee” has the meaning set forth in the Recitals.

     “Environmental Laws” has the meaning set forth in Section 4(kk).
     “Equity Interests” means with respect to any Person (a) if such a Person is a partnership, the partnership interests (general or limited) in a partnership, (b) if such Person is a limited liability company, the membership interests in a limited liability company and (c) if such Person is a corporation, the shares or stock interests (both common stock and preferred stock) in a corporation.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated under it.
     “Exchange” has the meaning set forth in Section 2(b).
     “Exchange Act” has the meaning set forth in Section 4(j).
     “Existing Indenture” has the meaning set forth in the Recitals.
     “Existing Indenture Trustee” has the meaning set forth in the Recitals.
     “Existing Subordinated Notes” has the meaning set forth in the Recitals.
     “Financial Statements” has the meaning set forth in Section 4(w).
     “Form 10-K” means the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2009 together with the Company’s Form 10-K/A filed December 7, 2009.
     “GAAP” has the meaning set forth in Section 4(w).
     “Governmental Entities” has the meaning set forth in Section 4(o).
     “Governmental Licenses” has the meaning set forth in Section 4(r).
     “Hazardous Materials” has the meaning set forth in Section 4(kk).
     “Holder” has the meaning set forth in the New Indenture.
     “Indemnified Party” has the meaning set forth in Section 8(a). “Indemnified Parties” shall have the correlative meaning.
     “Investment Company Act” has the meaning set forth in Section 4(j).
     “Lien” has the meaning set forth in Section 4(o).
     “Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities or assets of the Company and its subsidiaries taken as a whole.
     “Material Adverse Change” has the meaning set forth in Section 3(f)(ii).

     “New Indenture” has the meaning set forth in the Recitals.
     “New Indenture Trustee” has the meaning set forth in the Recitals.
     “Note 1” has the meaning set forth in the Recitals.
     “Note 2” has the meaning set forth in the Recitals.
     “Note 3” has the meaning set forth in the Recitals.
     “Original Holdings” has the meaning set forth in the Recitals.
     “Original Security” has the meaning set forth in the Recitals.
     “Properties” has the meaning set forth in Section 4(jj).
     “Property Trustee” has the meaning set forth in the Recitals.
     “Regulation D” has the meaning set forth in Section 4(h).
     “Repayment Event” has the meaning set forth in Section 4(o).
     “Rule 144A(d)(3)” has the meaning set forth in Section 4(j).
     “Securities” has the meaning set forth in the Recitals.
     “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§77a et seq., as amended, and the rules and regulations promulgated under it.
     “Significant Subsidiary” has the meaning set forth in Section 4(q).
     “Taberna” has the meaning set forth in the introductory paragraph hereof.
     “Taberna Entities” has the meaning set forth in the introductory paragraph hereof.
     “Taberna V” has the meaning set forth in the introductory paragraph hereof.
     “Taberna VII” has the meaning set forth in the introductory paragraph hereof.
     “Taberna VIII” has the meaning set forth in the introductory paragraph hereof.
     “Taberna Transferred Rights” means any and all of Taberna’s right, title, and interest in, to and under the Original Holdings, together with the following:
          (i) all amounts payable to Taberna under the Original Holdings, the Existing Indenture and/or the Trust Agreement, excluding, however, amounts payable on account of accrued distributions for the period from October 30, 2009 through and including January 15, 2010;

          (ii) all claims (including “claims” as defined in Bankruptcy Code §101(5)), suits, causes of action, and any other right of Taberna, whether known or unknown, against the Company or any of its affiliates (including the Trust), agents, representatives, contractors, advisors, or any other entity that in any way is based upon, arises out of or is related to any of the foregoing, including all claims (including contract claims, tort claims, malpractice claims, and claims under any law governing the exchange of, purchase and sale of, or indentures for, securities), suits, causes of action, and any other right of Taberna against any attorney, accountant, financial advisor, or other entity arising under or in connection with the Original Holdings, the Existing Indenture, the Trust Agreement or the transactions related thereto or contemplated thereby;
          (iii) all guarantees and all collateral and security of any kind for or in respect of the foregoing;
          (iv) all cash, securities, or other property, and all setoffs and recoupments, to be received, applied, or effected by or for the account of Taberna under the Original Holdings, other than fees, costs and expenses payable to Taberna hereunder and all cash, securities, interest, dividends, and other property that may be exchanged for, or distributed or collected with respect to, any of the foregoing; and
          (v) all proceeds of the foregoing.
“Trust I” has the meaning set forth in the Recitals.
“Trust Agreement” has the meaning set forth in the Recitals.
     2. Exchange of the Original Holdings for Securities.
          (a) The Company agrees to issue the Securities in accordance with the New Indenture and has requested that Taberna accept such Securities in exchange for the Original Holdings, and Taberna hereby accepts such Securities in exchange for the Original Holdings upon the terms and conditions set forth herein.
          (b) The closing of the exchange contemplated herein shall occur at the offices of Nixon Peabody, LLP in New York, New York (the “Closing Room”), or such other place as the parties hereto and WILMINGTON TRUST COMPANY shall agree, at 11:00 a.m. New York time, on January 15, 2010 or such later date as the parties may agree (such date and time of delivery the “Closing Date”). The Company and Taberna hereby agree that the exchange (the “Exchange”) will occur in accordance with the following procedures and conditions:
          (i) Taberna Capital Management, LLC (as collateral manager for each of the Taberna Entities) shall have delivered an issuer order instructing each trustee (in each such capacity, a “CDO Trustee”) under the applicable indenture pursuant to which such CDO Trustee serves as trustee for the holders of the Original Holdings to exchange the Original Holdings for the Securities.

          (ii) The Company shall have executed and delivered the Securities to the Closing Room, and the Securities shall have previously been made available for inspection, if so requested.
          (iii) The Company shall have directed the New Indenture Trustee to authenticate the Securities and deliver them to the applicable CDO Trustee, as follows: (i) Note 1 to Taberna V, (ii) Note 2 to Taberna VII, and (iii) Note 3 to Taberna VIII.
          (iv) The New Indenture Trustee shall have authenticated the Securities in accordance with the terms of the New Indenture and delivered them as provided above.
          (v) Pursuant to Section 4.9 of the Trust Agreement, (A) the Company shall have delivered the Original Holdings to the Property Trustee and, in exchange therefor, the Property Trustee shall have delivered to the Company a Like Amount of Notes and (B) the Company shall have delivered 75% of the aggregate Liquidation Amount of the Outstanding Common Securities to the Property Trustee and, in exchange therefor, the Property Trustee shall have delivered to the Company a Like Amount of Notes. Each of the Taberna Entities and the Company agree that such exchanges shall be made on the Closing Date without any requirement to comply with any of the notice or timing provisions set forth in Section 4.9 of the Trust Agreement. The Bank of New York Mellon Trust Company, National Association, as Property Trustee under the Trust Agreement, shall be permitted to conclusively rely on the immediately preceding sentence. Each of the Taberna Entities and the Company also agree and consent to the amendment to the Existing Indenture to provide that junior subordinated notes issued under the Existing Indenture shall be issuable in minimum denominations of $10,000 and any integral multiple of $250 in excess thereof. Beazer Homes Capital Trust I and The Bank of New York Mellon Trust Company, National Association, as Trustee under the Existing Indenture, shall be permitted to conclusively rely on the immediately preceding sentence. All capitalized terms used in this paragraph but not otherwise defined in this Agreement or the New Indenture shall have the respective meanings ascribed thereto in the Trust Agreement.
          (vi) Upon the occurrence of the events described in clauses (i) through (v) above and all of the conditions precedent set forth in Section 3, the Company and Taberna shall consummate the Exchange and (A) the Taberna Entities hereby irrevocably transfer, assign, grant and convey the Original Holdings and the related Taberna Transferred Rights to the Company and the Company assumes all rights and obligations of the Taberna Entities with respect to the Original Holdings and the Taberna Transferred Rights and (B) each Holder shall hereby be entitled to all of the rights, title and interest of a Holder of the Securities under the terms of the Securities, the New Indenture and any other Operative Documents.
          (vii) The Company shall have paid to Wilmington Trust Company all of such party’s legal fees, costs and other expenses in connection with the Exchange, as well as all other accrued and unpaid fees, costs and expenses under the Existing Indenture and the Trust Agreement, if any.

          (viii) The Company shall have paid to the Property Trustee, for applications upon the Original Holdings and for distribution to Taberna V, Taberna VII and Taberna VIII pursuant to the terms of the Trust Agreement, all accrued distributions for the period commencing on the most recent distribution payment date under the Original Holdings and continuing through and including January 15, 2010; provided, however, that such amounts shall be paid on the first interest payment date under the New Indenture (January 30, 2010).
          (ix) Originally executed counterparts of the Operative Documents shall be delivered to the parties thereto along with all opinions, certificates and other documents required pursuant thereto and hereto.
     3. Conditions Precedent. The obligations of the parties under this Agreement are subject to the following conditions precedent:
          (a) The representations and warranties contained herein shall be accurate as of the date of delivery of the Securities.
          (b) Cahill Gordon & Reindel LLP, counsel for the Company (the “Company Counsel”), shall have delivered an opinion, dated the Closing Date, addressed to each of the Taberna Entities (and the initial transferee of the Securities by any such Taberna Entity) and to the New Indenture Trustee, in substantially the form set out in Annex A hereto. In rendering its opinion, the Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Company and by government officials; provided, however, that copies of any such certificates or documents are delivered to the Taberna Entities) and by and upon such other documents as such counsel may, in its reasonable opinion, deem appropriate as a basis for the Company Counsel’s opinion. The Company Counsel may specify the jurisdictions in which it is admitted to practice and that it is not admitted to practice in any other jurisdiction and is not an expert in the law of any other jurisdiction. Such Company Counsel opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).
          (c) Taberna shall have been furnished the opinion of the general counsel of the Company, dated as of the Closing Date, addressed to the Taberna Entities and the New Indenture Trustee (and the initial transferee of the Securities by any such Taberna Entities) in substantially the form set out in Annex B hereto.
          (d) Taberna shall have received the opinion of Richards, Layton & Finger, P.A., special counsel for the New Indenture Trustee, dated as of the Closing Date, addressed to Taberna, in substantially the form set out in Annex C hereto.
          (e) Taberna shall have been furnished the opinion of King & Spalding LLP, dated as of the Closing Date, addressed to the Taberna Entities and the New Indenture Trustee, that for U.S. federal income tax purposes the Securities more likely than not will constitute indebtedness of the Company.

          (f) The Company shall have furnished to the Taberna Entities a certificate of the Company, signed by the Chief Executive Officer, President or an Executive Vice President, and Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, dated as of the Closing Date, as to (i) and (ii) below:
          (i) the representations and warranties in this Agreement are true and correct on and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and
          (ii) since the date of the latest Financial Statements, there has been no material adverse change in the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions occurring in the ordinary course of business (a “Material Adverse Change”).
     If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to Taberna or its counsel, this Agreement and any obligations of Taberna hereunder, whether as holders of the Original Holdings or as prospective Holders of the Securities, may be canceled at, or at any time prior to, the Closing Date by Taberna. Notice of such cancellation shall be given to the Company in writing or by telephone and confirmed in writing, or by e-mail or facsimile.
     Each certificate signed by any officer of the Company and delivered to Taberna or Taberna’s counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Company and not by such officer in any individual capacity.
     4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Taberna Entities, as holders of the Original Holdings and with the Holders of the Securities, as follows:
          (a) It (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (ii) is in good standing under such laws and (iii) has full power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents.
          (b) It is an “accredited investor” as defined in Rule 501 under the Securities Act. Without characterizing the Original Holdings or any of the Taberna Transferred Rights as a “security” within the meaning of applicable securities laws, it is not acquiring the Original Holdings or the Taberna Transferred Rights with a view towards the sale or distribution thereof in violation of the Securities Act.
          (c) Intentionally omitted.
          (d) The Company has no current intention to initiate any bankruptcy or insolvency proceedings. The Company (i) has not entered into the Exchange or any Operative

Documents with the actual intent to hinder, delay, or defraud any creditor and (ii) received reasonably equivalent value in exchange for its obligations under the Operative Documents. The Company does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature.
          (e) It (i) is a sophisticated entity with respect to the Exchange, (ii) has such sufficient knowledge and experience so as to be aware of the risks and uncertainties inherent in the Exchange and (iii) has independently and without reliance upon Taberna, any Holder of the Securities, Taberna Capital Management, LLC or New Indenture Trustee or any of their affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon Taberna’s express representations, warranties, covenants and agreements in this Agreement. The Company acknowledges that none of Taberna, any Holders of the Securities, Taberna Capital Management, LLC or New Indenture Trustee or any of their affiliates has given it any investment advice, credit information or opinion on whether the Exchange is prudent.
          (f) It has not engaged any broker, finder or other entity acting under the authority of it or any of its affiliates that is entitled to any broker’s commission or other fee in connection with the transaction for which Taberna, any Holder, New Indenture Trustee or any of their affiliates could be responsible.
          (g) No interest in the Taberna Transferred Rights is being acquired by or on behalf of an entity that is one or more Benefit Plans.
          (h) Neither the Company nor any of its “Affiliates” (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities Act), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.
          (i) Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.
          (j) The Securities (i) are not and have not been listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).
          (k) Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.

          (l) The Company is not, and immediately following consummation of the transactions contemplated hereby, will not be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act.
          (m) Each of this Agreement and the New Indenture and the consummation of the transactions contemplated herein and therein have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by Taberna and/or the New Indenture Trustee, as applicable, will be a legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.
          (n) The Securities have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the New Indenture Trustee for authentication in accordance with the New Indenture and, when authenticated in the manner provided for in the New Indenture and delivered to the Taberna Entities, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the New Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.
          (o) Neither the issue of the Securities and exchange of the Securities for the Original Holdings, nor the execution and delivery of and compliance with the Operative Documents by the Company, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of (x) the charter or bylaws or similar organizational documents of the Company or any subsidiary of the Company or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or their respective properties or assets (collectively, the “Governmental Entities”), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a “Lien”) upon any property or assets of the Company or any if its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of clause (i)(y) or this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a Material Adverse Effect or (iii) will require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries prior to its scheduled maturity.

          (p) The Company has all requisite power and authority to own, lease and operate its properties and assets and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.
          (q) The Company has no subsidiaries that are material to its business, financial condition or earnings, other than those Significant Subsidiaries listed in Schedule 1 attached hereto (which Schedule 1 includes each of the Company’s “significant subsidiaries” as defined in Regulation S-X promulgated by the Commission) (collectively, the “Significant Subsidiaries”). Each Significant Subsidiary is a corporation, partnership or limited liability company duly and properly incorporated or organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized or formed, with all requisite power and authority to own, lease and operate its properties and conduct the business it transacts. Each Significant Subsidiary is duly qualified to transact business as a foreign corporation, partnership or limited liability company, as applicable, and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.
          (r) The Company and each of the Company’s Significant Subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the “Governmental Licenses”) of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.
          (s) All of the issued and outstanding Equity Interests of the Company and each of its subsidiaries are validly issued, fully paid and non-assessable; all of the issued and outstanding Equity Interests of each subsidiary of the Company, to the extent owned by the Company, is owned by the Company, directly or through subsidiaries; and none of the issued and outstanding Equity Interests of the Company or any subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws of such entity or under any agreement to which the Company or any of its subsidiaries is a party.
          (t) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.
          (u) Except as disclosed in the Form 10-K, there is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and, except as disclosed in the Form 10-K, the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.
          (v) The accountants of the Company who certified the Financial Statements (defined below) are independent public accountants of the Company and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.
          (w) The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries for the fiscal year ended September 30, 2009, (the “Financial Statements”) provided to Taberna are the most recent available audited consolidated financial statements of the Company and its consolidated subsidiaries and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified. Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein).
          (x) Neither the Company nor any of its subsidiaries has any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or any of its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements or in the Form 10-K and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Company and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements.
          (y) Since September 30, 2009, there has not been (A) any Material Adverse Change or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its Equity Interests.

          (z) The documents of the Company filed with the Commission in accordance with the Exchange Act, from and including October 1, 2008, at the time they were or hereafter are filed by the Company with the Commission (collectively, the “1934 Act Reports”), complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, at the date of this Exchange Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Company’s Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Company or any of its subsidiaries is a party that are required to be so filed. Except as set forth in the Form 10-K, the Company is in compliance in all material respects with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.
          (aa) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.
          (bb) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Company of its obligations under the Operative Documents or the consummation by the Company of the transactions contemplated by the Operative Documents.
          (cc) The Company and each of its subsidiaries has good and marketable title to all of its respective real and personal property, in each case free and clear of all Liens and defects, except for those securing debt or those that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Company or any of its subsidiaries holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Significant Subsidiary under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.
          (dd) The Company and each Significant Subsidiary has timely and duly filed (or filed extensions thereof (and which extensions are presently in effect)) all Tax Returns (as defined below) required to be filed by them, and all such Tax Returns are true, correct and complete except for such failures to timely file or inaccuracies that would not singularly or in the aggregate, have a Material Adverse Effect. The Company and each Significant Subsidiary has timely and duly paid in full all material Taxes (as defined below) required to be paid by them (whether or not such amounts are shown as due on any Tax Return). There are no material federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company or and Significant Subsidiary, and no such audits or assessments are threatened. As used herein, the terms “Tax” or “Taxes” mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term “Tax Returns” means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.
          (ee) Interest payable by the Company on the Securities is deductible by the Company for United Stated Federal income Tax purposes.
          (ff) The books, records and accounts of the Company and its Significant Subsidiaries accurately and fairly reflect, in all material respects and in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Significant Subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (gg) The Company and its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged. All policies of insurance and fidelity or surety bonds insuring the Company or any of its Significant Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect. The Company and each of the Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
          (hh) Neither the Company and its Significant Subsidiaries, nor, to the knowledge of the Company, any person acting on behalf of the Company and/or its Significant Subsidiaries including, without limitation, any director, officer, manager, agent or employee of the Company or its Significant Subsidiaries has, directly or indirectly, while acting on behalf of the Company and/or its Significant Subsidiaries (i) used any corporate, partnership or company funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate, partnership or company funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.
          (ii) The information provided by the Company pursuant to the Operative Documents does not, as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (jj) Except as would not, individually or in the aggregate, result in a Material Adverse Effect or as disclosed in the Form 10-K, (i) the Company and its subsidiaries have been and are in material compliance with applicable Environmental Laws (as defined below), (ii) none of the Company, any of its subsidiaries or, to the best of the Company’s knowledge, (a) any other owners of any of the real properties currently or previously owned, leased or operated by the Company or any of its Significant Subsidiaries (collectively, the “Properties”) at any time or any other party, has at any time released (as such term is defined in CERCLA (as defined below)) or otherwise disposed of Hazardous Materials (as defined below) on, to, in, under or from the Properties other than in compliance with all applicable Environmental Laws, (iii) neither the Company nor any of its subsidiaries has used nor intends to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Laws, (iv) neither the Company nor any of its subsidiaries has received any written notice of, or have any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the Properties, or their respective assets or arising out of the conduct of the Company or its subsidiaries, (v) none of the Properties are included or, to the best knowledge of the Company, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Entity, (vi) none of the Company, any of its subsidiaries or agents or, to the best of the Company’s knowledge, any other person or entity for whose conduct any of them is or may reasonably likely to be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in compliance with all applicable Environmental Laws, and has not transported or arranged for the transport of any Hazardous Material from the Properties to another property, except in compliance with all applicable Environmental Laws, (vii) to the Company’s knowledge, no lien has been imposed on the Properties by any Governmental Entity in connection with the presence on or off such Property of any Hazardous Material or with respect to an Environmental Law, and (viii) none of the Company, any of its Significant Subsidiaries or, to the best knowledge of the Company, any other person or entity for whose conduct any of them is or may reasonably likely to be held responsible, has entered into or been subject to any consent decree, compliance order, or administrative order in connection with an Environmental Law with respect to the Properties or any facilities or improvements or any operations or activities thereon.
          (kk) As used herein, “Hazardous Materials” shall include, without limitation, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, petroleum, petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an “Environmental Law” and collectively, the “Environmental Laws”) or by any Governmental Entity.
     5. Representations and Warranties of Taberna. Each Taberna Entity, for itself, represents and warrants to, and agrees with, the Company as follows:
          (a) It is a company duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite (i) power and authority to execute, deliver and perform under the Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated in the Operative Documents.
          (b) This Agreement and the consummation of the transactions contemplated herein has been duly authorized by it and, on the Closing Date, will have been duly executed and delivered by it and, assuming due authorization, execution and delivery by the Company and the New Indenture Trustee of the Operative Documents to which each is a party, will be a legal, valid and binding obligation of such Taberna Entity, enforceable against such Taberna Entity in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.
          (c) No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any Governmental Entity or any other Person, other than those that have been made or obtained, is necessary or required for the performance by such Taberna Entity of its obligations under this Agreement or to consummate the transactions contemplated herein.
          (d) It is a “Qualified Holder” as such term is defined in Section 2(a)(51) of the Investment Company Act.
          (e) Taberna V, Taberna VII and Taberna VIII are the legal and beneficial owners of the Original Holdings and the related Taberna Transferred Rights and shall deliver the Original Holdings and the related Taberna Transferred Rights free and clear of any Lien created by such Taberna Entities.

          (f) Intentionally Omitted.
          (g) Intentionally Omitted.
          (h) Intentionally Omitted.
          (i) There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to its knowledge, threatened against or affecting it, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents.
          (j) The outstanding principal amount of its respective Original Holdings is the face amount as set forth in such Original Holdings.
          (k) It is aware that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.
          (l) It is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act. Without characterizing the Original Holdings or the Taberna Transferred Rights as a “security” within the meaning of applicable securities laws, it has not made any offers to sell, or solicitations of any offers to buy, all or any portion of the Original Holdings or Taberna Transferred Rights in violation of any applicable securities laws.
          (m) Neither it nor any of its Affiliates, nor any person acting on its or its Affiliate’s behalf has engaged, or will engage, any form of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Securities.
          (n) It understands and acknowledges that (i) no public market exists for any of the Securities and that it is unlikely that a public market will ever exist for the Securities, (ii) it is acquiring the Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and it agrees to the legends and transfer restrictions applicable to the Securities contained in the New Indenture, and (iii) it has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Securities.
          (o) It has not engaged any broker, finder or other entity (other than Taberna Capital Management, LLC) acting under its authority that is entitled to any broker’s commission or other fee in connection with this Agreement and the consummation of transactions contemplated in this Agreement and the New Indenture for which the Company could be responsible.
          (p) It (i) is a sophisticated entity with respect to the Exchange, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and (iii) has independently and without reliance upon the Company or any of their affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon the Company’s express representations, warranties, covenants and agreements in the Operative Documents and the other documents delivered by the Company in connection therewith.
     Except as expressly stated in this Agreement, Taberna makes no representations or warranties, express or implied, with respect to the Exchange, the Taberna Transferred Rights, the Original Holdings, the Existing Indenture, or any other matter.
     6. Covenants and Agreements of the Company. The Company agrees with the Taberna Entities and the Holders as follows:
          (a) The Company will arrange (at Taberna’s sole cost and expense) for the qualification of the Securities for sale under the laws of such jurisdictions as the Holders of not less than a majority in principal amount of the Outstanding Securities may designate and will maintain such qualifications in effect so long as required for the sale of the Securities. The Company will promptly advise the Holders of the Securities of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
          (b) Intentionally Omitted.
          (c) Intentionally Omitted.
          (d) The Company will not, and will not permit any of its Affiliates or any person acting on its or their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.
          (e) The Company will not, and will not permit any of its Affiliates or any person acting on its or their behalf to, engage in (i) any form of “general solicitation or general advertising” (within the meaning of Regulation D), or (ii) any “directed selling efforts” within the meaning of Regulation S under the Securities Act, in connection with any offer or sale of the any of the Securities.
          (f) So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) the Company shall not be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

          (g) The Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each Holder of the Securities, upon the request of such Holder, any information required to be provided by Rule 144A(d)(4) under the Securities Act. If the Company is required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Holders of the Securities.
          (h) The Company will not identify any of the Indemnified Parties (as defined below) in a press release or any other public statement made in connection with the Exchange without the consent of such Indemnified Party (it being understood that the filing of any of the Operative Documents with the Commission shall not be considered a public statement).
     7. Payment of Expenses. Without duplication of the obligations agreed to by the Company under Section 2(b)(vii) herein, the Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Securities and any taxes payable in connection therewith; (ii) the fees and expenses of counsel, accountants and any other experts or advisors retained by the Company; and (iv) the fees and all reasonable expenses of the New Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees. The fees of the New Indenture Trustee (excluding fees and disbursements of counsel) shall not exceed the amounts set forth in that certain Fee Agreement dated as of the date hereof between the Company and Wilmington Trust Company, executed in connection with this Agreement and the New Indenture.
     8. Indemnification. (a) The Company agrees to indemnify and hold harmless Wilmington Trust Company, the Taberna Entities, the Holders, Taberna Capital Management, LLC, Taberna Securities, LLC, and their respective affiliates and their successors and assigns (collectively, the “Indemnified Parties”), each person, if any, who controls any of the Indemnified Parties within the meaning of the Securities Act or the Exchange Act, and the Indemnified Parties’ respective directors, officers, employees and agents against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents provided by or on behalf of the Company to the Indemnified Parties, (ii) any omission or alleged omission to state a material fact required to be stated or necessary to make the statements contained in any information provided by the Company, in light of the circumstances under which they were made, not misleading, or (iii) the breach or alleged breach of any representation, warranty, or agreement of the Company contained herein, or (iv) the execution and delivery by the Company of the Operative Documents and the consummation of the transactions contemplated herein and therein, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that the Company may otherwise have.
          (b) Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. The Indemnified Parties shall be entitled to appoint counsel to represent the Indemnified Parties in any action for which indemnification is sought. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless an Indemnified Party elects to engage separate counsel because such Indemnified Party reasonably believes that a conflict of interest might result. An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.
     9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and/or its officers set forth in or made pursuant to this Agreement will remain in full force and effect and will survive the Exchange. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Agreement.
     10. Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.
     11. Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered by hand or courier or sent by facsimile and confirmed or by any other reasonable means of communication, including by electronic mail, to the relevant party at its address specified in Exhibit C.
     12. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company under this Agreement may be assigned, whether by operation of law or otherwise, without Taberna’s prior written consent. The rights and obligations of Taberna under this Agreement may be assigned by Taberna without the Company’s consent; provided, that the assignee assumes the obligations of Taberna under this Agreement.
     13. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).
     14. Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.
     15. Counterparts and Facsimile. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by any one or more of the parties hereto by facsimile.
     16. Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supercedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.
[Signature Page Follows]

     IN WITNESS WHEREOF, this Agreement has been entered into as of the date first written above.

BEAZER HOMES USA, INC., a Delaware corporation
By:	/s/ Kenneth Khoury
	Name:	Kenneth Khoury
	Title:	EVP and GC

(Signatures continue on the next page)

TABERNA, AS HOLDERS OF THE ORIGINAL SECURITIES AND AS HOLDERS (AS
DEFINED IN THE NEW INDENTURE):

TABERNA PREFERRED FUNDING V LTD.
By:	/s/ Mora Goddard
	Name:	Mora Goddard
	Title:	Director

TABERNA PREFERRED FUNDING VII, LTD.
By:	/s/ Mora Goddard
	Name:	Mora Goddard
	Title:	Director

TABERNA PREFERRED FUNDING VIII, LTD.
By:	/s/ Mora Goddard
	Name:	Mora Goddard
	Title:	Director

[Signature Page to Exchange Agreement]

EXHIBIT A
Reserved

A-1

EXHIBIT B-1
Copy of Note 1

EXHIBIT B-2
Copy of Note 2

EXHIBIT B-3
Copy of Note 3

EXHIBIT C
Notice Information
Taberna:
c/o Taberna Capital Management, LLC
450 Park Avenue, 11th Floor
New York, NY 10022
Attention: Mr. Raphael Licht
Facsimile: (212) 243-9039
e-mail: rlicht@raitft.com
Company:
Beazer Homes USA, Inc.
1000 Abernathy Road, Suite 1200
Atlanta, GA 30328
Attention: Mr. Kenneth Khoury
Facsimile: (770)-481-2808
e-mail: kkhoury@beazer.com
with a copy to
Cahill Gordon & Reindel LLP
80 Pine Street
New York, NY 10005
Attention: Mr. Michael Sherman
Facsimile: (212) 378-2598
e-mail: msherman@cahill.com

C-1

SCHEDULE 1
List of Significant Subsidiaries

Sch. 1-1

ANNEX A
     Pursuant to Section 3(b) of the Agreement, Cahill Gordon & Reindel LLP, counsel for the Company, shall deliver an opinion to the effect that:
     (i) the Company (A) is validly existing as a corporation in good standing under the laws of the State of Delaware; (B) has full power and authority to own or lease its properties and to conduct its business as such business is currently conducted in all material respects; and (C) has power and authority to (x) execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party and (y) issue and perform its obligations under the Securities and the New Indenture;
     (ii) reserved;
     (iii) reserved;
     (iv) none of (a) the issue of the Securities, (b) the Exchange, (c) the execution and delivery of and compliance with the Operative Documents by the Company or the consummation of the transactions contemplated thereby will constitute a breach or violation of the charter or by-laws of the Company;
     (v) the New Indenture has been duly authorized, executed and delivered by the Company and, assuming the New Indenture has been duly authorized, executed and delivered by the New Indenture Trustee, constitute the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except that the enforcement thereof is subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer acts, moratorium or other laws affecting creditor’s rights generally; (ii) judicial discretion and general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, principles that (a) include a requirement that a creditor act with reasonableness and in good faith and deal fairly with its debtors, (b) limit a creditor’s right to accelerate maturity of a debt upon the occurrence of a default deemed immaterial, or (c) might render certain waivers unenforceable, and we wish to advise you that the remedy of specific performance or injunctive relief (whether considered in a proceeding in equity or at law) is subject to the exercise of judicial discretion; and (iii) federal and state securities laws and the public policies underlying such laws (collectively, the “Enforceability Exceptions”);
     (vi) the Securities have been duly authorized and executed by the Company and delivered to the New Indenture Trustee for authentication in accordance with the New Indenture and, when authenticated in accordance with the provisions of the New Indenture, will constitute the valid and legally binding obligations of the Company entitled to the benefits of the New Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof is subject to the Enforceability Exceptions;

Annex A-1

     (vii) assuming the truth and accuracy of the representations and warranties of Taberna in the Exchange Agreement, it is not necessary in connection with the exchange of the Securities to register the same under the Securities Act of 1933, as amended, under the circumstances contemplated in the Exchange Agreement, or to require qualification of the New Indenture under the Trust Indenture Act of 1939, as amended;
     (viii) the Exchange Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof is subject to the Enforceability Exceptions;
     (ix) the execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated by the Exchange Agreement and the Operative Documents do not and will not result in a breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would constitute a breach of or default under), any provisions of (i) the charter, by-laws, limited liability company agreement, partnership agreement, operating agreement or other constitutive documents of the Company, (ii) any provisions of any Applicable Contract (except that in making such determination under clause (ii) above, we may rely upon the mathematical calculation provided by management of the Company with respect to financial covenants, ratios or financial tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries without any obligation of independent investigation as to the calculation or determination of the components included in any such calculation or determination), (iii) any Applicable Law or (iv) to our knowledge, any judgment, order or decree applicable to the Company or any of its subsidiaries of any Governmental Authority , which, in the case of clause (ii) or (iii), breach or default could reasonably be expected to have a Material Adverse Effect; and
     (x) except for filings, registrations or qualifications that may be required by applicable securities laws, no authorization, approval, consent or order of, or filing, registration or qualification with, any Governmental Authority is required in connection with the consummation of the transactions contemplated in the Operative Documents.

Annex A-2

ANNEX B
     Pursuant to Section 3(c) of the Agreement, the general counsel of the Company shall deliver an opinion to the effect that:
     (i) to our knowledge, neither the Company nor any of its “Affiliates” (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”) has directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities being issued pursuant to the Exchange under the Securities Act, engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities, or engaged, nor will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities;
     (ii) to our knowledge, neither the Company nor any Significant Subsidiary of the Company is in breach or violation of, or default under, with or without notice or lapse of time or both, its articles of incorporation or charter, by-laws or other governing documents;
     (iii) to our knowledge, and except as disclosed in the Form 10-K, (A) no action, suit or proceeding at law or in equity is pending or threatened to which the Company or any Significant Subsidiary of the Company is or may be a party, and (B) no action, suit or proceeding is pending or threatened against or affecting the Company or any Significant Subsidiary of the Company or any of their properties, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein, in the case of each (A) and (B) above, an unfavorable decision, ruling or finding could reasonably be expected to have a Material Adverse Effect on the consummation of the transactions contemplated by the Operative Documents or the performance by the Company of its obligations under the Operative Documents, including, but not limited to, the issuance and delivery of the Securities and/or the exchange of the Original Holdings for the Securities as contemplated therein or the condition (financial or otherwise), earnings, affairs, business, or results of operations of the Company and its Significant Subsidiaries on a consolidated basis.

Annex B-1

ANNEX C
     Pursuant to Section 3(d) of the Agreement, Richards, Layton & Finger, P.A., special counsel for the New Indenture Trustee, shall deliver an opinion to the effect that:
     (i) Wilmington Trust Company (the “Bank”) is a Delaware banking corporation with trust powers, duly and validly existing under the laws of the State of Delaware, with corporate power and authority to execute, deliver and perform its obligations under the New Indenture and to authenticate and deliver the Securities, and is duly eligible and qualified to act as Trustee under the New Indenture pursuant to Section 6.1 thereof.
     (ii) The New Indenture has been duly authorized, executed and delivered by the Bank. To the extent the New Indenture is enforceable under the law governing it, the New Indenture constitutes the valid and binding obligation of the Bank, enforceable against it in accordance with its terms except (A) as may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general equitable principles, regardless of whether considered in a proceeding in equity or at law and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
     (iii) Neither the execution or delivery by the Bank of the New Indenture, the authentication and delivery of the Securities pursuant to the terms of the New Indenture, nor the performance by the Bank of its obligations under the New Indenture (A) requires the consent or approval of, the giving of notice to or the registration or filing with, any governmental authority or agency under the laws of the State of Delaware and the United States of America governing the trust powers of the Bank or (B) violates the Certificate of Incorporation or By-laws of the Bank or any law or regulation of the State of Delaware or the United States of America governing the trust powers of the Bank.
     (iv) The Securities have been authenticated by a duly authorized officer of the Bank.
     In rendering such opinion, such counsel may (A) state that its opinion governing the trust powers of the Bank is limited to the laws of the State of Delaware and the laws of the United States of America, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Bank, the Company and public officials, and (C) make customary assumptions and exceptions as to enforceability and other matters.

Annex C-1